Exhibit 99.2

COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of September 30, 2005 and the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2005 and the six months ended September 30, 2005 are based on the historical financial statements of Computer Associates International, Inc. (“CA”), Niku Corporation (“Niku”), and iLumin Software Services, Inc. (“iLumin”) after giving effect to the merger of Nebraska Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CA, with and into Niku, a Delaware corporation and the merger of Lost Ark Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of CA, with and into iLumin, a Delaware corporation.

Niku

CA and Niku have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 combines CA’s historical consolidated statement of operations for the year then ended with Niku’s historical consolidated statement of income for the year ended January 31, 2005. The unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 give effect to the merger as if it had occurred on April 1, 2004.  The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2005 includes CA’s historical condensed consolidated statement of operations for the six months ended September 30, 2005 (which incorporates Niku’s results from operations since of the date of acquisition – July 29, 2005 and includes pro forma adjustments to give effect to the merger as if it had occurred on April 1, 2004). The unaudited pro forma condensed combined balance sheet includes CA’s historical condensed consolidated balance sheet as of September 30, 2005 (which incorporates balances acquired from Niku since the date of acquisition). The unaudited pro forma condensed financial statements are based upon available information, estimates and certain assumptions that we believe are reasonable.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Niku acquired in connection with the acquisition, based on their estimated fair values.  The primary areas of the purchase price allocation relate to identifiable intangible assets, in-process research and development, and goodwill and the fair value of deferred revenues.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had CA and Niku been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and accompanying notes of CA and Niku included in CA’s annual report on Form 10-K/A, Niku’s annual report on Form 10-K, and their respective quarterly reports on Form 10-Q.

iLumin

CA and iLumin have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2005 combines CA’s historical consolidated statement of operations for the year then ended with iLumin’s historical consolidated statement of income for the year ended December 31, 2004. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2005 combines CA’s historical condensed consolidated statement of operations for the six months ended June 30, 2005 with iLumin’s historical condensed consolidated statement of income for the six months ended September 30, 2005. The unaudited pro forma condensed combined statements of operations give effect to the merger as if it had occurred on April 1, 2004. The unaudited pro forma condensed combined balance sheet combines CA’s historical condensed consolidated balance sheet as of September 30, 2005 with iLumin’s historical condensed consolidated balance sheet as of September 30, 2005, giving effect to the merger as if it had occurred on September 30, 2005. The unaudited pro forma condensed financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of iLumin acquired in connection with the acquisition, based on their estimated fair values.  The allocation of the purchase price is preliminary pending finalization of various estimates and analyses.  The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets, goodwill, in-process research and development, and the fair value of deferred revenues.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had CA and iLumin been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and accompanying notes of CA and iLumin included in CA’s annual report on Form 10-K/A and quarterly reports on form 10Q, and iLumin’s audited financial statements for the fiscal year ended December 31, 2004 and the nine months ended September 30, 2005, included in this Form 8-K filing.

COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2005

(in millions)

			Pro Forma
	Historical		Adjustments		Pro Forma
	CA	iLumin	(Note 4)		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,529	$1	$(47	)(a)	$1,483
Marketable securities	111	—	—		111
Trade and installment accounts receivable, net	371	2	—		373
Deferred income taxes	136	—	—		136
Other current assets	89	1	—		90
TOTAL CURRENT ASSETS	2,236	4	(47)		2,193

Installment accounts receivable, due after one year, net	549	—	—		549
Property and equipment, net	634	1	—		635
Purchased software products, net	584	—	4	(b)	588
Goodwill, net	5,120	—	34	(c)	5,154
Deferred income taxes	115	—	—		115
Other noncurrent assets, net	630	—	8	(b)	638
TOTAL ASSETS	$9,868	$5	$(1)		$9,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt and loans payable	$1	$2	$(2	)(d)	$1
Government investigation settlement	77	—	—		77
Accounts payable	323	2	—		325
Salaries, wages, and commissions	234	—	—		234
Accrued expenses and other current liabilities	295	2	—		297
Deferred subscription revenue (collected) — current	1,109	—	—		1,109
Deferred revenue	—	3	(2	)(e)	1
Taxes payable, other than income taxes payable	78	—	—		78
Federal, state, and foreign income taxes payable	410	—	—		410
TOTAL CURRENT LIABILITIES	2,527	9	(4)		2,532

Long-term debt, net of current portion	1,810	—	—		1,810
Deferred income taxes	57	—	—		57

Deferred subscription revenue (collected) — noncurrent	297	—	—		297
Deferred maintenance revenue	237	—	—		237
Other noncurrent liabilities	52	1	—		53
TOTAL LIABILITIES	4,980	10	(4)		4,986

Stockholders’ equity	4,888	(5)	5	(f)	4,886
			(2	)(g)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,868	$5	$(1)		$9,872

See notes to unaudited pro forma condensed combined financial statements.

COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended September 30, 2005

(in millions, except per share amounts)

	Historical
	Six	Four	Nine	iLumin
	Months Ended	Months Ended	Months Ended	Three Month	Pro Forma
	Sep 30, 2005	July 29, 2005	Sep 30, 2005	Adjustment	Adjustments		Pro Forma
	CA	Niku (Note 3)	iLumin	(Note 3)	(Note 4)		Combined
Revenue:
Subscription revenue	$1,391	$—	$—	$—	$—		$1,391
Maintenance	220	6	4	(1)	—		229
Software fees and other	80	13	4	(1)	(1	)(l)	95
Financing fees	27	—	—	—	—		27
Professional services	144	10	2	(1)	—		155
TOTAL REVENUE	1,862	29	10	(3)	(1)		1,897

Operating Expenses:
Amortization of capitalized software costs	224	—	—	—	3	(m)	228
					1	(i)
Cost of professional services	125	7	2	(1)	—		133
Selling, general, and administrative	770	21	9	(3)	1	(n)	794
					(1	)(l)
					(6	)(r)
					3	(s)
Product development and enhancements	350	3	2	(1)	—		354
Commissions and royalties	130	1	2	—	—		133
Depreciation and amortization of other intangible assets	62	—	1	—	3	(o)	67
					1	(j)
Other gains/expenses, net	11	12	—	—	(11	)(r)	(2)
					(14	)(t)
Restructuring charge and other	45	—	—	—	—		45
TOTAL EXPENSES BEFORE INTEREST AND TAXES	1,717	44	16	(5)	(20)		1,752

Income (loss) from continuing operations before interest & taxes	145	(15)	(6)	2	19		145

Interest expense, net	19	—	—	—	3	(p)	22
			—
Income (loss) from continuing operations before income taxes	126	(15)	(6)	2	16		123

Income tax (benefit) expense	(9)	1	—	—	6	(k)	(2)

INCOME FROM CONTINUING OPERATIONS	135	(16)	(6)	2	10		125

BASIC EARNINGS PER SHARE
INCOME FROM CONTINUING OPERATIONS	$0.23						$0.22

Basic weighted average shares used in computation	585						585

DILUTED EARNINGS PER SHARE
INCOME FROM CONTINUING OPERATIONS	$0.23						$0.21

Diluted weighted average shares used in computation	611						611

See notes to unaudited pro forma condensed combined financial statements.

COMPUTER ASSOCIATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended March 31, 2005

(in millions, except per share amounts)

	Historical For the Year Ended			Pro Forma
	March 31, 2005	Jan 31, 2005	Dec 31, 2004	Adjustments		Pro Forma
	CA	Niku	iLumin	(Note 4)		Combined
Revenue:
Subscription revenue	$2,544	$—	$—	$—		$2,544
Maintenance	441	18	4			463
Software fees and other	254	30	6	(1	)(l)	289
Financing fees	77	—	—	—		77
Professional services	244	18	3	—		265
TOTAL REVENUE	3,560	66	13	(1)		3,638

Operating Expenses:
Amortization of capitalized software costs	447	—	—	6	(m)	454
				1	(i)
Cost of professional services	229	15	4			248
Selling, general, and administrative	1,346	36	8	2	(n)	1,395
				(1	)(l)
				4	(s)
Product development and enhancements	704	8	3	—		715
Commissions and royalties	339	1	3	—		343
Depreciation and amortization of other intangible assets	130	—	3	6	(o)	138
				1	(j)
				(2	)(u)
Other gains/expenses, net	(5)	—	—	—		(5)
Restructuring charge	28	2	—	—		30
Shareholder litigation and government investigation settlements	234	—	—	—		234
TOTAL EXPENSES BEFORE INTEREST AND TAXES	3,452	62	21	17		3,552

Income (loss) from continuing operations before interest and taxes	108	4	(8)	(18)		86

Interest expense, net	106	(1)	—	7	(p)	113
				1	(q)

Income (loss) from continued operations before taxes	2	5	(8)	(26)		(27)

Income tax expense (benefit)	4	1	—	(10	)(k)	(5)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(2)	4	(8)	(16)		(22)

BASIC LOSS PER SHARE
LOSS FROM CONTINUING OPERATIONS	$(0.01)					$(0.04)

Basic weighted average shares used in computation	588					588

DILUTED LOSS PER SHARE
LOSS FROM CONTINUING OPERATIONS	$(0.01)					$(0.04)

Diluted weighted average shares used in computation	588					588

See notes to unaudited pro forma condensed combined financial statements.

1. Basis of Presentation

On August 1, 2005, Computer Associates International, Inc. (“CA”) announced that the merger of Nebraska Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of CA, with and into Niku Corporation (“Niku”), a Delaware corporation, was consummated on July 29, 2005 in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 9, 2005, by and among CA, Merger Sub and Niku (the “Merger”). As a result of the Merger, Niku is now a wholly owned subsidiary of CA.

Pursuant to the Merger Agreement, each outstanding share of common stock, $0.0001 par value, of Niku has been converted into the right to receive $21.00 in cash, without interest. The aggregate cash consideration paid by CA was approximately $337 million. Additionally, each outstanding and unexercised option to purchase common stock of Niku, whether vested or unvested, has been assumed by CA and now represents an option to acquire shares of common stock of CA on the terms and conditions set forth in the Merger Agreement.

The total purchase price of the acquisition is as follows (in millions):

Cash paid	$337
Fair value of vested options assumed	5
Direct transaction costs	3

Total purchase price	$345

Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to Niku’s net tangible and intangible assets based on their estimated fair values as of July 29, 2005. Management has allocated the purchase price based on various factors as described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price based on Niku’s balance sheet at April 30, 2005 and the estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in millions):

		Annualized
		First Year	Estimated
	Amount	Amortization	Useful Life
Net tangible assets	$42	$—	n/a

Deferred income taxes	(4)	—	n/a
Purchased software products	23	6	3-6 years
Customer contracts and relationships	42	6	8 years
Trademark/Tradename	2	—	7 years
Goodwill	226	—	n/a
In-process Research and Development	14	—	n/a
Total purchase price	$345	$12

Approximately $42 million has been allocated to net tangible assets acquired. This amount reflects adjustments of certain Niku’s assets and liabilities to fair value. Approximately $67 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

Identifiable intangible assets. Identifiable intangible assets acquired consist of purchased software (developed and core technology), tradenames, customer contracts and relationships, and in-process research and development.

Purchased software relates to developed technology of Niku’s products across all of their product lines that have reached technological feasibility and core technology related to a combination of Niku processes, patents and trade secrets developed through years of experience in design and development of their products.  CA will amortize the fair value of purchased software on a straight-line basis over an estimated life ranging from 3 to 6 years.

Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. CA will amortize the fair value of these assets on a straight-line basis over an average estimated life of 8 years.

Trade name relates to the Niku trade name, which CA will amortize on a straight-line basis over an estimated life of 7 years.

Goodwill. Approximately $226 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

In-process research and development. Approximately $14 million has been allocated to in-process research and development and was charged to expense in CA’s quarter ending September 30, 2005. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statements of operations.

Niku is currently developing new products in multiple product areas that qualify as in-process research and development. Projects that qualify as in-process research and development represent those that have not yet reached technological feasibility. Technological feasibility is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development.

Niku is currently involved in numerous research and development projects, which are focused on developing new products, integrating new technologies, improving product performance and broadening features and functionalities. There is a risk that these development efforts and enhancements will not be competitive with other products using alternative technologies that offer comparable functionality.

The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Niku and its competitors.

The rate utilized to discount the net cash flows to their present value is based on Niku’s weighted average cost of capital. The weighted average cost of capital was adjusted to reflect the difficulties and uncertainties in completing each project and thereby achieving technological feasibility, the percentage of completion of each project, anticipated market acceptance and penetration, market growth rates and risks related to the impact of potential changes in future target markets.

The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may vary from the projected results.

iLumin

On October 14, 2005, Computer Associates International, Inc. (“CA”) announced that the merger of Lost Ark Acquisition, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of CA, with and into iLumin Software Services, Inc. (“iLumin”), a Delaware corporation, was consummated on October 14, 2005 in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 30, 2005, by and among CA, Merger Sub and iLumin (the “Merger”). As a result of the Merger, iLumin is now a wholly owned subsidiary of CA.

The aggregate cash consideration paid by CA was approximately $47 million. Under the purchase method of accounting, the total purchase price as shown in the table below is allocated to iLumin’s net tangible and intangible assets based on their estimated fair values as of October 14, 2005. Management has allocated the purchase price based on preliminary estimates based on comparisons to prior similar acquisitions. The allocation of the purchase price is preliminary pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price based on iLumin’s balance sheet at September 30, 2005 and the estimated useful lives and first year amortization on an annualized basis associated with certain assets is as follows (in millions):

		Annualized
		First Year	Estimated
	Amount	Amortization	Useful Life

Net tangible liabilities	(1)	—	n/a
Purchased software products	4	1	3-6 years
Customer contracts and relationships	7	1	8 years
Tradename	1	—	7 years
Goodwill	34	—	n/a
In-process Research and Development	2	—	n/a
Total purchase price	$47	$2

A preliminary estimate of $(1) million has been allocated to net tangible liabilities acquired. This estimate reflects adjustments to certain iLumin assets and liabilities to fair value. A preliminary estimate of $12 million has been allocated to amortizable intangible liabilities acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

Identifiable intangible assets. Identifiable intangible assets acquired consist of purchased software (developed and core technology), tradenames, customer contracts and relationships, and in-process research and development.

Purchased software relates to developed technology of iLumin’s products across all of their product lines that have reached technological feasibility and core technology related to a combination of iLumin processes, patents and trade secrets developed through years of experience in design and development of their products.  CA will amortize the fair value of purchased software on a straight-line basis over an estimated life ranging from 3 to 6 years.

Customer contracts and relationships represent existing contracts that relate primarily to underlying customer relationships. CA will amortize the fair value of these assets on a straight-line basis over an average estimated life of 8 years.

Trade name relates to the iLumin trade name, which CA will amortize on a straight-line basis over an estimated life of 7 years.

Goodwill. Approximately $34 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

In-process research and development. A preliminary estimate of $2 million has been allocated to in-process research and development and will be charged to expense in the quarter ending December 31, 2005. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statements of operations.

2. Reclassifications

Certain reclassification adjustments have been made to conform Niku’s and iLumin’s historical reported balances to the pro forma combined condensed financial statement basis of presentation.

3. Period Adjustments

The four month period ended July 29, 2005 for Niku in the Unaudited Pro Forma Condensed Statement of Operations was derived from the three month period ended April 30, 2005 (Niku’s previous quarter end period) and results from the month ended July 29, 2005 (date of acquisition).

The Unaudited Pro Forma Condensed Statement of Operation reflects certain adjustments have been made to reduce iLumin’s nine month period ended September 30, 2005 results to a six month period ended September 30, 2005 results by subtracting results for the three month period ended March 31, 2005.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price and allocation of such purchase price to Niku’s and iLumin’s net tangible and intangible assets at an amount equal to their estimated fair values, to reflect the amortization expense related to the estimated amortizable intangible assets for both Niku and iLumin as well as deferred stock-based compensation for Niku and iLumin in order to conform to CA’s accounting for stock based compensation in accordance with FAS123(R), to reflect changes in interest expense from the reduction in CA’s cash balance and to reflect the income tax effect related to the pro forma adjustments, if applicable.

Significant intercompany balances and transactions between CA and Niku as of the dates and for the periods of these pro forma condensed combined financial statements have been eliminated.

CA has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

We estimate that revenues at our Niku and iLumin subsidiary for the twelve months following the consummation of the mergers will be reduced by approximately $5 million and $1 million, respectively, because the mergers were and will be accounted for under the purchase method of accounting.  Under the purchase method of accounting, deferred revenue was estimated based upon the direct costs of fulfilling the obligation, which includes direct Niku and iLumin costs as well as additional incremental direct costs that CA will expend, plus a normal profit margin.  The purchase method of accounting will not affect our revenues in periods subsequent to this twelve-month period.  This purchase accounting adjustment is non-recurring and has no impact on cash flows.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)                        To record cash paid for iLumin common stock.

(b)                       To record the estimated fair value of iLumin’s identifiable intangible assets.

(c)                        To record estimated iLumin goodwill.

(d)                       To eliminate iLumin’s debt which was settled at the time of acquisition using the proceeds from the sale of iLumin per the Merger Agreement

(e)                        To reduce iLumin’s deferred revenue to fair value, representing the fair value of legal performance obligations under iLumin’s existing contracts.

(f)                          To eliminate iLumin’s equity.

(g)                       To record the estimated effect of the write off of iLumin in-process research and development

(h)                       Not used.

(i)                           To amortize iLumin purchased software acquired.

(j)                           To amortize iLumin other intangible assets (customer contracts and relationships and tradenames).

(k)                        To adjust tax provision to reflect the effect of the Niku and iLumin pro forma adjustments at CA’s statutory rate of 38.5%.

(l)                           To eliminate intercompany sales from Niku to CA.

(m)                     To amortize Niku purchased software.

(n)                       To amortize deferred stock-based compensation based on the estimated weighted average remaining vesting period, net of historical expense recorded by Niku.

(o)                       To amortize Niku other intangible assets (customer contracts and relationships and tradenames).

(p)                       To record a reduction in interest income as a result of cash paid for the shares of Niku using the average historical rate of return on cash and cash equivalents and marketable securities of 2.0%.

(q)                       To record a reduction in interest income as a result of cash paid for the shares of iLumin using the average historical rate of return on cash and cash equivalents and marketable securities of 2.0%.

(r)                          To eliminate Niku’s expenses (i.e. bankers, attorneys, change in control provisions, acceleration of stock options, etc.) which directly resulted from the business combination.

(s)                        To amortize deferred stock-based compensation based on the estimated weighted average remaining vesting period, net of historical expense recorded by iLumin.

(t)                          To eliminate the charge in CA’s results for in-process research and development related to the Niku acquisition.

(u)                       To eliminate the charge in iLumin’s results for amortization of other intangible assets relating to companies acquired by iLumin.

5. Pro Forma Net Income (Loss) Per Share

The pro forma basic net income (loss) per share is based on the number of CA shares used in computing basic net income (loss) per share.  The pro forma diluted net income (loss) per share is based on the number of CA shares used in computing diluted net income (loss) per share adjusted for the estimated common stock dilution under the treasury stock method for Niku options assumed.